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                                                                    Exhibit 23.3

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Other Data" and to the use of our report dated October 29, 1992, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-2 No. 33-54981) and related Prospectus of Eagle Financial Corp. dated September 12, 1994.



Ernst & Young LLP
Hartford, Connecticut
September 12, 1994